LOAN MODIFICATION AGREEMENT

         This Loan Modification Agreement is entered into as of November 24, 1999, by and between Spectrian Corporation ("Borrower") and Silicon Valley Bank ("Bank").

1. DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, an Amended and Restated Loan Agreement, dated August 9, 1999, as may be amended from time to time, (the "Loan Agreement"). The Loan Agreement provided for, among other things, a Committed Revolving Line in the original principal amount of Ten Million Dollars ($10,000,000). Defined terms used but not otherwise defined herein shall have the same meanings as in the Loan Agreement.

Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the "Indebtedness."

Hereinafter, the above-described security documents and guaranties, together with all other documents securing repayment of the Indebtedness shall be referred to as the "Security Documents". Hereinafter, the Security Documents, together with all other documents evidencing or securing the Indebtedness shall be referred to as the "Existing Loan Documents".

2. DESCRIPTION OF CHANGE IN TERMS.

         A. Modification(s) to Loan Agreement

                  1.       Section 6.7 entitled "Financial Covenants" subsection
                           (iii) entitled "Profitability" is hereby amended to read, in its entirety, as follows

                           Borrower shall achieve a minimum of $1.00 in net profits for each quarter.

                  2.       The  following   term  under  Section  13.1  entitled
                           "Definitions" is hereby amended as follows:

                           "Revolving Maturity Date" is January 31, 2000.

3. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

4. NO DEFENSES OF BORROWER. Borrower (and each guarantor and pledgor signing below) agrees that, as of the date hereof, it has no defenses against the obligations to pay any amounts under the Indebtedness.

5. CONTINUING VALIDITY. Borrower (and each guarantor and pledgor signing below) understands and agrees that in modifying the existing Indebtedness, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Indebtedness pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Indebtedness. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker, endorser, or guarantor will be released by virtue of this Loan Modification Agreement. The terms of this paragraph apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.

         This Loan Modification Agreement is executed as of the date first written above.

BORROWER:                                BANK:
SPECTRIAN CORPORATION                    SILICON VALLEY BANK
By:  /s/ Michael Angel                   By: /s/ Margarita S. Piper
   ----------------------                   -------------------------
Name:    Michael Angel                   Name:   Margarita S. Piper
     --------------------                     -----------------------
Title:   EUP--CFO                        Title:  AVP
      -------------------                      ----------------------


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